Exhibit 99.1


[LOGO] Wilshire(SM)                                  Wilshire Credit Corporation

                                                                        Payments
       P.O. Box 30040; Los Angeles, CA 90030-0040 or P.O. Box 650314; Dallas, TX
                                                                      75265-0314

                                                                  Correspondence
                                          P.O. Box 8517; Portland, OR 97207-8517

                                                                           Phone
                                                   (503) 952-7947 (888) 502-0100

                                                                             Fax
                                                                  (503) 952-7476

                                                                        Web Site
                                                                    www.wfsg.com

March 15, 2006

Goldman Sachs Mortgage Securities Corp.
85 Broad Street
New York. NY 10004
Attn: Barrie Ribet

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Hang Luu

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attn: Alayne Fleischmann

Re: Officer's Certificate for Deals Listed on Attached Exhibit A

                    Annual Servicing Officer's Certification

I, Jay H. Memmott, certify to the Trustee and to the Depositor and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      I. A review of the activities of the Servicer during the preceding calendar year and of its performance under the referenced Servicing Agreements has been made under my Supervision; and

      II. To the best of my knowledge, based on the review, the Servicer has materially fulfilled all of its obligations under the Servicing Agreements throughout the year except as disclosed in writing on or prior to the date of this certification either in the accountants' report required under the related Agreements or in disclosure a copy of which is attached hereto

Wilshire Credit Corporation, as Servicer

Certified By:

By: /s/ Jay H. Memmott
    ------------------
Name: Jay H. Memmott
Title: Chairman, President and CEO

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                          DEUTSCHE BANK - GOLDMAN SACHS
                                    EXHIBIT A

Pool   Description      Verbiage
----   -----------      --------
391    GSAMP 2005-S1    GSAMP Series 2005-S1, Pooling and Servicing Agreement
                        dated as of March 1, 2005, between GS Mortgage
                        Securities Corp. as Depositor, Wilshire Credit
                        Corporation as Servicer, NC Capital Corporation as
                        Responsible Party, Deutsche Bank National Trust Company as Trustee, Wachovia Bank National Association as
                        Co-Trustee

406    GSAMP 2005-HE3   GSAMP Series 2005-HE3, Pooling and Servicing Agreement
                        dated as of June 1, 2005, between GS Mortgage Securities
                        Corp. as Depositor, NC Capital Corporation as
                        Responsible Party, Countrywide Home Loans Servicing LP as Servicer, JPMorgan Chase Bank as Servicer, Wilshire
                        Credit Corporation as Servicer, and Deutsche Bank
                        National Trust Company as Trustee